SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IndyMac Bancorp, Inc.
(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State of Incorporation or Organization)

95-3983415
(I.R.S. Employer Identification no.)

155 North Lake Avenue
Pasadena, California 91101-7211
(Address, including Zip Code,
of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates: 333-67964

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

         The securities to be registered hereby are units issued by IndyMac Bancorp, Inc. (the “Company”). Each unit consists of (1) a preferred security issued by IndyMac Capital Trust I, a Delaware statutory business trust (the “Trust”) and wholly-owned subsidiary of the Company, and (2) a warrant to purchase common stock, par value $0.01, of the Company. The preferred securities represent undivided beneficial interests in the assets of the Trust and are guaranteed by the Company, to the extent set forth in the form of the Guarantee Agreement by the Company. The form of Guarantee Agreement is attached hereto as Exhibit 11.

         The final terms of the units, including descriptions of the preferred securities and the warrants, are included in a prospectus supplement, which will be filed by the Registrant and the Trust pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and which is incorporated by reference into this Registration Statement.

Item 2. Exhibits

1.	Form of Unit Agreement to be entered into between IndyMac Bancorp, Inc., IndyMac Capital Trust I, and The Bank of New York, as Warrant Agent, Wilmington Trust Company, as Property Trustee, and The Bank of New York, as Agent.

2.	Form of Unit Security Certificate (incorporated by reference to Exhibit A of Exhibit 1 of this Registration Statement).

3.	Form of Warrant Agreement to be entered into between IndyMac Bancorp, Inc. and The Bank of New York, as Warrant Agent.

4.	Form of Warrant Certificate (incorporated by reference to Exhibit A of Exhibit 3 of this Registration Statement).

5.	Certificate of Trust of IndyMac Capital Trust I, as filed with the Delaware Secretary of State on August 16, 2001 (incorporated by reference to Exhibit 4.7(a) to the Registration Statement on Form S-3 (Registration No. 333-67964) filed with the Securities and Exchange Commission (the “Commission”) on August 20, 2001, as amended by Amendment No. 1 thereto filed with the Commission on August 28, 2001 (such Registration Statement, as amended, the “1933 Act Registration Statement”).

6.	Trust Agreement of IndyMac Capital Trust I dated as of August 16, 2001 (incorporated by reference to Exhibit 4.8(a) to the 1933 Act Registration Statement).

7.	Form of Amended and Restated Trust Agreement of IndyMac Capital Trust I among IndyMac Bancorp, Inc., as sponsor, Wilmington Trust

Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein.

8.	Form of Preferred Security Certificate for IndyMac Capital Trust I, included as Exhibit A to Exhibit 7 of this Registration Statement.

9.	Form of Junior Subordinated Indenture to be entered into between IndyMac Bancorp, Inc. and the Bank of New York, as trustee (incorporated by reference to Exhibit 4.6 to the 1933 Act Registration Statement).

10.	Form of First Supplemental Indenture to be entered into between IndyMac Bancorp, Inc. and The Bank of New York, as trustee.

11.	Form of Guarantee Agreement for IndyMac Capital Trust I between IndyMac Bancorp, Inc., as guarantor, and The Bank of New York, as trustee.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 7, 2001

INDYMAC BANCORP, INC.

By:/s/ Richard Sommers

Richard Sommers Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

1.	Form of Unit Agreement to be entered into between IndyMac Bancorp, Inc., IndyMac Capital Trust I, and The Bank of New York, as Warrant Agent, Wilmington Trust Company, as Property Trustee, and The Bank of New York, as Agent.

2.	Form of Unit Security Certificate (incorporated by reference to Exhibit A of Exhibit 1 of this Registration Statement).

3.	Form of Warrant Agreement to be entered into between IndyMac Bancorp, Inc. and The Bank of New York, as Warrant Agent.

4.	Form of Warrant Certificate (incorporated by reference to Exhibit A of Exhibit 3 of this Registration Statement).

5.	Certificate of Trust of IndyMac Capital Trust I, as filed with the Delaware Secretary of State on August 16, 2001 (incorporated by reference to Exhibit 4.7(a) to the Registration Statement on Form S-3 (Registration No. 333-67964) filed with the Securities and Exchange Commission (the “Commission”) on August 20, 2001, as amended by Amendment No. 1 thereto filed with the Commission on August 28, 2001 (such Registration Statement, as amended, the “1933 Act Registration Statement”).

6.	Trust Agreement of IndyMac Capital Trust I dated as of August 16, 2001 (incorporated by reference to Exhibit 4.8(a) to the 1933 Act Registration Statement).

7.	Form of Amended and Restated Trust Agreement of IndyMac Capital Trust I among IndyMac Bancorp, Inc., as sponsor, Wilmington Trust Company, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein.

8.	Form of Preferred Security Certificate for IndyMac Capital Trust I, included as Exhibit A to Exhibit 7 of this Registration Statement.

9.	Form of Junior Subordinated Indenture to be entered into between IndyMac Bancorp, Inc. and the Bank of New York, as trustee (incorporated by reference to Exhibit 4.6 to the 1933 Act Registration Statement).

10.	Form of First Supplemental Indenture to be entered into between IndyMac Bancorp, Inc. and The Bank of New York, as trustee.

11.	Form of Guarantee Agreement for IndyMac Capital Trust I between IndyMac Bancorp, Inc., as guarantor, and The Bank of New York, as trustee.